Exhibit 4.4

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of [August] __, 2000, by and between Altair International Inc., an Ontario corporation (the "Company") and ___________ (the "Investor").

                                    Recitals:

         A. The Company and the Investor have entered into a certain Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell to the Investor, and the Investor has agreed to purchase from the Company (i) _____common shares of the Company (the "Shares"), (ii) ___ stock purchase warrants in the form attached to the Stock Purchase Agreement as Exhibit B (the "Series 2000B Warrants") and
(iii) ____ stock purchase warrants in the form attached to the Stock Purchase Agreement as Exhibit C (the "Series 2000C Warrants"; collectively with the Series 2000B Warrants, the "Warrants"). The Common Shares issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares" and, collectively with the Shares and the Warrants, the "Securities."

         B. To induce the Investor to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act").

                                   Agreement:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

         1. DEFINITIONS.
            -----------

         As used in this Agreement, the capitalized terms defined in the Preamble and Recitals shall have the meanings set forth therein and the following terms shall have the following meanings:

         a. "Investor" means the Investor and any transferee or assignee to whom the Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8.

         b. "Issuance Date" shall mean the date first set forth above.

         c. "Person"  means a  corporation,   a limited  liability  company,  an
association, a partnership, an organization, a business, a trust, an individual, a governmental or political subdivision thereof or a governmental agency.

         d. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC")

         e. "Registrable Securities" means the Shares and the Warrant Shares and any shares of capital stock issued or issuable with respect to the Shares or Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange, recapitalization, combination, merger, consolidation, distribution or similar event or otherwise.

         f. "Registration  Statement"   means a  registration  statement  of the
Company filed under the 1933 Act.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

         2. REGISTRATION.
            ------------

         a. Mandatory Registration. The Company shall prepare, and, on or prior to the one-year anniversary of the Issuance Date, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement(s) also covers such intermediate number of additional Common Shares as may become issuable upon exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The Company shall use its best efforts to have the Registration Statement(s) declared effective by the SEC as soon as practicable. Such Registration Statement shall initially register for resale at least such number of Common Shares equal to the number of Shares and Warrant Shares. At the Company's discretion, the Company or any other holder of the Company's securities who has registration rights (other than the Investor and its assignees or transferees) may include its securities in any registration effected pursuant to this Section 2(a).

         b. Counsel and Investment Bankers. Subject to Section 5, in connection with any offering pursuant to Section 2, the Investor shall have the right to select legal counsel and an investment banker or bankers and manager or managers to administer its interest in the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. The Company shall reasonably cooperate with any such counsel and investment bankers. The Investor shall pay all expenses of such counsel, investment bankers and managers.

         c. Limitation on Registration Rights. Notwithstanding anything contained in this Agreement to the contrary, when, in the opinion of counsel to the Company (which counsel shall be experienced in securities law matters), registration of the Registrable Securities is not required by the 1933 Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities, the Investor shall have no rights pursuant to this
Section 2 to request registration in connection with such proposed sale, and the Company shall promptly provide to the transfer agent and the Investor's broker in connection with any sale transaction an opinion to the effect set forth above.

         3. RELATED OBLIGATIONS.
            -------------------

         At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

         a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities on or prior to the one-year anniversary of the Issuance Date for the registration of the one-year anniversary of the Issuance Date for the registration of Registrable Securities pursuant to Section 2(a) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing, and keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investor may sell all of the Shares without restriction pursuant to Rule 144(k) (or its then equivalent) promulgated under the 1933 Act or (ii) the date on which the Investor shall have sold all the Registrable Securities (the "Registration Period").

         b. Subject to Section 3(e), the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus forming a part of such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the expiration of the Registration Period.

         c. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

         d. As promptly as practicable after becoming aware of such event, the Company shall notify the Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. Notwithstanding anything to the contrary in this Section 3(d), at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of any information concerning the Company if the Board of Directors of the Company determines in good faith that in its reasonable business judgment such disclosure would interfere in any material respect with any financing, acquisition, corporate reorganization or other transaction or development involving the Company that in the reasonable good faith business judgment of such board is a transaction or development that is or would be material to the Company and, in the opinion of counsel to the Company, such disclosure is not otherwise required (a "Grace Period"); provided, that the Company shall promptly
(i) notify the Investor in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investor in writing of the date on which the Grace Period ends. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of this Section 3(d) with respect to the information giving rise thereto.

         e. The Company shall use reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

         f. Upon request, the Company shall permit the Investor and its counsel to review and comment upon a Registration Statement and all amendments and supplements thereto prior to their filing with the SEC.

         g. The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with any federal or state securities law, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         h. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

         4. OBLIGATIONS OF THE INVESTOR.
            ---------------------------

         a. Prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Investor in writing of the information the Company requires from the Investor if the Investor elects to have any of the Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

         b. The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from such Registration Statement.

         c. In the event the Investor elects to participate in an underwritten public offering pursuant to Section 2, the Investor agrees to enter into and perform the Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations (only with respect to violations which occur in reliance upon and in conformity with information furnished in writing to the Company by the Investor expressly for use in the Registration Statement for such underwritten public offering), with the managing underwriter of such offering and take such other actions as are reasonably required by the Company in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor notifies the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from such Registration Statement.

         d. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or 3(e).

         e. The Investor may not participate in any underwritten registration hereunder unless the Investor (i) agrees to sell the Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and the Investor entitled hereunder to approve such arrangements,
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

         5. EXPENSES OF REGISTRATION.
            ------------------------

         Except as otherwise provided in this Agreement, all reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, fees and disbursements of counsel and accountants for the Company shall be paid by the Company, whether or not any registration statement becomes effective. In the event the Investor selects underwriters pursuant to Section 2(b) for the offering of any Registrable Securities or engages counsel for any reason, all fees, costs, charges and expenses of such underwriters and counsel in the offering shall be paid by the Investor.

         6. INDEMNIFICATION.
            ---------------

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents of, and each Person, if any, who controls, the Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading ((i) and (ii), collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a):
(i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or other Indemnified Person or the Investor's or other Indemnified Person's counsel, agent or representative for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section
9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         b. In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor for use in connection with such Registration Statement or (ii) any action or failure to act of an underwriter selected by the Investor pursuant to Section 2(b); and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

         d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all Persons relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

         e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

         f. The indemnity  agreements  contained  herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

         7. CONTRIBUTION.
            ------------

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; and (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation.

         8. ASSIGNMENT OF REGISTRATION RIGHTS.
            ---------------------------------

         The rights under this Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of Registrable Securities if: (i) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned in accordance with the terms of the Stock Purchase Agreement; (ii) at or before the time the Company receives such written notice, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, including providing the Company with a current address for all required notices; (iii) such transfer shall have been made in accordance with the applicable requirements of the Stock Purchase Agreement, the Warrants and applicable securities laws; and (iv) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         9. AMENDMENT OF REGISTRATION RIGHTS.
            --------------------------------

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon the Investor and the Company.

         10.MISCELLANEOUS.
            -------------

         a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                           Altair International Inc.
                           230 South Rock Boulevard, Suite 21
                           Reno, Nevada  89502
                           Telephone:  702-857-1966
                           Facsimile:  702-857-1920
                           Attention:  Chief Financial Officer

         With  copies to:

                           Altair International Inc.
                           1725 Sheridan Avenue, Suite 140
                           Cody, Wyoming  82414
                           Telephone:  307-587-8245
                           Facsimile:  307-587-8357
                           Attention:  Dr. William P. Long

                  and

                           Parr Waddoups Brown Gee & Loveless
                           185 South State Street, Suite 1300
                           Salt Lake City, Utah  84111
                           Telephone:  801-532-7840
                           Facsimile:  801-532-7750
                           Attention:  Brian G. Lloyd, Esq.

         If to the Investor, to its address and facsimile number on the signature page hereto.

         Each party shall provide five (5) days prior notice to the other party of any change in address, phone number or facsimile number or the person to whose attention notices are to be sent.

         c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the city of Reno, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         e. This Agreement, the Stock Purchase Agreement, and the Warrants constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Stock Purchase Agreement, and the Warrants supersede all prior agreements and understandings between the Company and the Investor with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

         f. Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto and, with respect to Section 6, to the benefit of the Indemnified Persons and Indemnified Parties.

         g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect, the meaning hereof. Any reference to "Section __" shall refer to the applicable section of this Agreement.

         h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

               [Intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                                     "Company"

                                     ALTAIR INTERNATIONAL INC.,
                                     an Ontario corporation

                                     By:___________________________________

                                     its___________________________________


                                     "Investor"

                                     ______________________________________


                                     By:___________________________________

                                     its___________________________________

                                     Address: